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EXHIBIT 10.2

                      AFFILIATED COMMUNITY BANCORP, INC.

                         SPECIAL TERMINATION AGREEMENT

     SPECIAL TERMINATION AGREEMENT ("Agreement") made as of this 14th day of October, 1997 by and between Affiliated Community Bancorp, Inc., a Massachusetts corporation (the "Corporation"), and Timothy J. Hansberry (the "Executive").

     1.   Purpose.  In order to allow the Executive to consider the prospect of
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a Change in Control (as defined in Section 2 hereof) in an objective manner and in consideration of the services to be rendered by the Executive to the Corporation and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Corporation, the Corporation is willing to provide, subject to the terms of this Agreement, certain severance benefits to protect the Executive from the consequences of a Terminating Event (as defined in Section 3 hereof) occurring subsequent to a Change in Control.

     2.   Change in Control.  A "Change in Control" shall be deemed to have
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occurred in either of the following events: (i) when any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) becomes a "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the 1934 Act), directly or indirectly, of securities of the Corporation representing twenty-five percent (25%) or more of the total number of votes that may be cast for the election of directors of the Corporation; or (ii) if, as a result of, or in connection with, any tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who were directors of the Corporation immediately before such transaction shall cease to constitute a majority of the Board of Directors of the Corporation or of any successor institution.

     3.   Terminating Event.  A "Terminating Event" shall mean (i) termination
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by the Corporation of the employment of the Executive for any reason other than
(A) death, (B) deliberate dishonesty of the Executive with respect to the Corporation or any subsidiary or affiliate thereof, or (C) conviction of the Executive of a crime involving moral turpitude; or (ii) resignation of the Executive from the employ of the Corporation, while the Executive is not receiving payments or benefits from the Corporation by reason of the Executive's disability, subsequent to the occurrence of any of the following events: (A) a significant reduction in the nature or scope of the Executive's responsibilities, authorities, powers, functions or duties from the responsibilities, authorities, powers, functions or duties exercised by the Executive immediately prior to the Change in Control; (B) a decrease in the total annual compensation payable by the Corporation to the Executive other than as a result of a decrease in compensation payable to the Executive and to all other executive officers of the Corporation
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on the basis of the Corporation's financial performance; or (C) a reasonable determination by the Executive that as a result of a Change in Control, he is unable to exercise the responsibilities, authorities, powers, functions or duties exercised by the Executive immediately prior to such Change in Control.

     4.   Severance Payment.  In the event a Terminating Event occurs within
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three (3) years after a Change in Control, the Corporation shall pay to the
Executive an aggregate amount (the "Severance Payment") equal to three times the individual's annualized includible compensation for the base period (the "base amount," as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended (the "Code")) applicable to the Executive, payable in one lump-sum payment on the date of termination or resignation, as the case may be.

     5.   Limitations on Benefits.
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          (a) It is the intention of the Executive and of the Corporation that no payments by the Corporation to or for the benefit of the Executive under this Agreement or any other agreement or plan pursuant to which he is entitled to receive payments or benefits shall be non-deductible to the Corporation by reason of the operation of Section 280G of the Code relating to parachute payments. Accordingly, and notwithstanding any other provision of this Agreement or any such agreement or plan, if by reason of the operation of said
Section 280G, any such payments exceed the amount which can be deducted by the Corporation, such payments shall be reduced to the maximum amount which can be deducted by the Corporation. To the extent that payments exceeding such maximum deductible amount have been made to or for the benefit of the Executive, such excess payments shall be refunded to the Corporation with interest thereon at the applicable Federal Rate determined under Section 1274(d) of the Code, compounded annually, or at such other rate as may be required in order that no such payments shall be non-deductible to the Corporation by reason of the operation of said Section 280G. To the extent that there is more than one method of reducing the payments to bring them within the limitations of said
Section 280G, the Executive shall determine which method shall be followed, provided that if the Executive fails to make such determination within forty-five (45) days after the Corporation has sent him written notice of the need for such reduction, the Corporation may determine the method of such reduction in its sole discretion.

          (b) If any dispute between the Corporation and the Executive as to any of the amounts to be determined under this Section 5(a), or the method of calculating such amounts, cannot be resolved by the Corporation and the Executive, either party after giving three (3) days written notice to the other, may refer the dispute to a partner in the Boston office of a firm of independent certified public accountants ("Partner") selected jointly by the Corporation and the Executive. The determination of such Partner as to the amount to be determined under this Section 5(a) and the method of calculating such amounts shall be final and binding on both the Corporation and the Executive. The Corporation shall bear the costs of any such determination.
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     6.   Employment Status.  This Agreement is not an agreement for the
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employment of the Executive, and shall confer no rights on the Executive except as herein expressly provided.

     7.   Term.  This Agreement shall take effect on the date hereof, and shall
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terminate upon the earliest to occur of (a) the termination by the Corporation of the employment of the Executive because of the occurrence of any of the events set forth in Section 3(i) of this Agreement, (b) the resignation or termination of the Executive for any reason prior to a Change in Control, or (c) the resignation of the Executive after a Change in Control for any reason other than the occurrence of any of the events enumerated in Section 3 of this Agreement.

     8.   Withholding.  All payments made by the Corporation under this
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Agreement shall be net of any tax or other amounts required to be withheld by the Corporation under applicable law.

     9.   Arbitration of Disputes.  Any controversy or claim arising out of or
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relating to this Agreement or the breach thereof shall be settled by arbitration in accordance with the laws of the Commonwealth of Massachusetts by three arbitrators, one of whom shall be appointed by the Corporation, one by the Executive and the third by the first two arbitrators. If the first two arbitrators cannot agree on the appointment of a third arbitrator, then the third arbitrator shall be appointed by the American Arbitration Association in the City of Boston. Such arbitration shall be conducted in the City of Boston in accordance with the rules of the American Arbitration Association, except with respect to the selection of arbitrators which shall be as provided in this
Section 9. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. In the event that it shall be necessary or desirable for the Executive to retain legal counsel and/or incur other costs and expenses in connection with the enforcement of any or all of the Executive's rights under this Agreement, the Corporation shall pay (or the Executive shall be entitled to recover from the Corporation, as the case may be) the Executive's reasonable attorneys' fees and other reasonable costs and expenses in connection with the enforcement of said rights (including the enforcement of any arbitration award in court), unless and to the extent the arbitrators shall determine that under the circumstances recovery by the executive of all or a part of any such fees and costs and expenses would be unjust. The provisions of this Section 9 shall not apply to Section 5(b) of this Agreement, except in the event that the Corporation and the Executive cannot agree on the selection of the Partner described in said Section.

     10.  Assignment.  Neither the Corporation nor the Executive may make any
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assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other party. This Agreement shall inure to the benefit of and be binding upon the Corporation and the Executive, their respective successors, executors, administrators, heirs and permitted assigns. In the event of the Executive's death prior to the completion by the Corporation of all payments due him under this Agreement, the Corporation shall continue such payments to the Executive's beneficiary designated in Exhibit A to this Agreement (or to his estate, if he fails to make
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such designation).
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     11.  Enforceability.  If any portion or provision of this Agreement shall
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to any extent be declared illegal or unenforceable by a court of competent jurisdiction or under any federal or state banking law, regulation or order, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

     12.  Waiver.  No waiver of any provision hereof shall be effective unless
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made in writing and signed by the waiving party.  The failure of either party to require the performance of any term or obligation of this Agreement, or the waiver by either party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

     13.  Notices.  Any notices, requests, demands and other communications
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provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by registered or certified mail, postage prepaid, to the Executive at the last address the Executive has filed in writing with the Corporation or, in the case of the Corporation, at the main office of the Corporation, attention of the Clerk.

     14.  Other Plans.  An election by the Executive to resign after a Change in
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Control under the provisions of this Agreement shall not be deemed a voluntary termination of employment by the Executive for the purpose of interpreting the provisions of any of the Corporation's or any subsidiary's benefit plans, programs or policies. Nothing in this Agreement shall be construed to limit the rights of the Executive under any severance agreement he may then have with the Corporation, provided, however, that if there is a Terminating Event under
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Section 3 hereof, the Executive may elect either to receive the severance payment provided under Section 4 or such termination benefits as he may have under any such severance agreement, but may not elect to receive both.

     15.  Amendment.  This Agreement may be amended or modified only by a
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written instrument signed by the Executive and by a duly authorized representative of the Corporation.

     16   Governing Law.  This is a Massachusetts contract and shall be
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construed under and be governed in all respects by the laws of the Commonwealth of Massachusetts.
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     IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument as of the date first above written.

WITNESS:



/S/ ELIZABETH A. GRADY            /S/ TIMOTHY J. HANSBERRY
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Name: Elizabeth A. Grady          Executive: Timothy J. Hansberry



ATTEST:                           AFFILIATED COMMUNITY BANCORP, INC.



/S/ QUENTIN J. GREELEY            By:  /S/ JOHN G. FALLON
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Quentin J. Greeley, Clerk              John G. Fallon, Executive Vice President



[SEAL]